                                  Exhibit 11.1



                        International Electronics, Inc.
                      Calculation of Net Income Per Share
                                  (unaudited)


PRIMARY NET INCOME PER SHARE
----------------------------


Weighted average common and                 Three months ended
                                            ------------------
equivalent shares:                      Nov. 30, 1997  Nov. 30, 1996
                                        -------------  -------------

Common stock                              1,493,301       1,492,469

Common equivalent shares
resulting from dilutive stock
options and warrants (treasury
stock method using the average
market price)                                93,752         228,425
                                          ---------       ---------

Total                                     1,587,053       1,720,894
                                          =========       =========

Net income                                 $109,064         $28,128
                                          =========       =========

Net income per share                           $.07            $.02
                                          =========       =========


FULLY DILUTED NET INCOME PER SHARE
----------------------------------
Weighted average common and
equivalent shares:

Common stock                              1,493,301       1,492,469

Common equivalent shares
resulting from dilutive stock
options and warrants (treasury
stock method using the higher
of the ending or average
market price)                                99,128         247,901
                                          ---------       ---------

Total                                     1,592,429       1,740,370
                                          =========       =========

Net income                                 $109,064         $28,128
                                          =========       =========

Net income per share                           $.07            $.02
                                          =========       =========